Exhibit 99.1

Tactile Systems Technology, Inc. Reports First Quarter 2024 Financial Results

Reaffirms Full Year 2024 Outlook

MINNEAPOLIS, MN, May 6, 2024 – Tactile Systems Technology, Inc. (“Tactile Medical”; the “Company”) (Nasdaq: TCMD), a medical technology company providing therapies for people with chronic disorders, today reported financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Summary:

●	Total revenue increased 4% year-over-year to $61.1 million

•Lymphedema product revenue increased 5% year-over-year

•Airway clearance product revenue decreased 4% year-over-year

●	Net loss of $2.2 million versus $1.9 million in Q1 2023
●	Adjusted EBITDA of $1.0 million versus $0.5 million in Q1 2023

Recent Business Highlights:

●	Completed enrollment of 235 patients in a multi-center, randomized clinical trial evaluating Flexitouch Plus for the treatment of head and neck lymphedema patients
●	Journal of Vascular Surgery published largest ever peer-reviewed clinical trial investigating Flexitouch use among lymphedema patients, revealing improvements in quality of life, limb girth, and cellulitis events
●	Announced upcoming retirement of Dan Reuvers and appointment of Sheri Dodd as President and CEO, effective July 1, 2024

“We were pleased with our overall first quarter performance. Our lymphedema growth was in line with our expectations for the quarter, while sales of AffloVest were slightly ahead of expectations, reflecting broad-based growth among most of our DME partners,” said Dan Reuvers, President and Chief Executive Officer of Tactile Medical. “We were also pleased to demonstrate continued increases in profitability and cash-generation.”

Mr. Reuvers continued, “As we execute on our plans for 2024, we remain focused on driving improved operating efficiencies while advancing key tech-related investments, positioning us for sustained growth this year and beyond.”

First Quarter 2024 Financial Results

Total revenue in the first quarter of 2024 increased $2.2 million, or 4%, to $61.1 million, compared to $58.8 million in the first quarter of 2023. The increase in total revenue was attributable to an increase of $2.6 million, or 5%, in sales and rentals of the lymphedema product line, partially offset by a decrease of $0.3 million, or 4%, in sales of the airway clearance product line in the quarter ended March 31, 2024, compared to the first quarter of 2023.

Gross profit in the first quarter of 2024 increased $2.0 million, or 5%, to $43.4 million, compared to $41.5 million in the first quarter of 2023. Gross margin was 71.1% of revenue, compared to 70.5% of revenue in the first quarter of 2023. Non-GAAP gross margin was 71.6% of revenue, compared to 71.0% of revenue in the first quarter of 2023.

Operating expenses in the first quarter of 2024 increased $1.1 million, or 2%, to $46.4 million, compared to $45.3 million in the first quarter of 2023.

Operating loss was $3.0 million in the first quarter of 2024, compared to $3.8 million in the first quarter of 2023. Non-GAAP operating loss in the first quarter of 2024 was $1.7 million, compared to $2.2 million in the first quarter of 2023.

Other income was $0.2 million in the first quarter of 2024, compared to other expense of $1.0 million in the first quarter of 2023.

Income tax benefit was $0.6 million in the first quarter of 2024, compared to $2.9 million in the first quarter of 2023.

Net loss in the first quarter of 2024 was $2.2 million, or ($0.09) per diluted share, compared to $1.9 million, or ($0.09) per diluted share, in the first quarter of 2023. Non-GAAP net loss in the first quarter of 2023 was $1.3 million, compared to $0.7 million in the first quarter of 2023.

Weighted average shares used to compute diluted net loss per share were 23.7 million and 21.3 million for the first quarters of 2024 and 2023, respectively.

Adjusted EBITDA was $1.0 million in the first quarter of 2024, compared to $0.5 million in the first quarter of 2023.

Balance Sheet Summary

As of March 31, 2024, the Company had $60.7 million in cash and cash equivalents and $28.5 million of outstanding borrowings under its credit agreement, compared to $61.0 million in cash and cash equivalents and $29.3 million of outstanding borrowings under its credit agreement as of December 31, 2023.

2024 Financial Outlook

The Company continues to expect full year 2024 total revenue in the range of $300 million to $305 million, representing growth of approximately 9% to 11% year-over-year, compared to total revenue of $274.4 million in 2023.

Conference Call

Management will host a conference call with a question-and-answer session at 5:00 p.m. Eastern Time on May 6, 2024, to discuss the results of the quarter. Those who would like to participate may dial 877-407-3088 (201-389-0927 for international callers) and provide access code 13745955. A live webcast of the call will also be provided on the investor relations section of the Company's website at investors.tactilemedical.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13745955. The webcast will be archived at investors.tactilemedical.com.

About Tactile Systems Technology, Inc. (DBA Tactile Medical)

Tactile Medical is a leader in developing and marketing at-home therapies for people suffering from underserved, chronic conditions including lymphedema, lipedema, chronic venous insufficiency and chronic pulmonary disease by helping them live better and care for themselves at home. Tactile Medical collaborates with clinicians to expand clinical evidence, raise awareness, increase access to care, reduce overall healthcare costs and improve the quality of life for tens of thousands of patients each year.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “continue,” “confident,” “outlook,” “guidance,” “project,” “goals,” “look forward,” “poised,” “designed,” “plan,” “return,” “focused,” “prospects” or “remain” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of the Company’s control that can make such statements untrue, including, but not limited to, the Company’s ability to obtain reimbursement from third-party payers for its products; the impacts of inflation, rising interest rates or a recession; the adequacy of the Company’s liquidity to pursue its business objectives; adverse economic conditions or intense competition; price increases for supplies and components; wage and component price inflation; loss of a key supplier; entry of new competitors and products; compliance with and changes in federal, state and local government regulation; loss or retirement of key executives, including transition matters related to the Company’s upcoming Chief Executive Officer change; technological obsolescence of the Company’s products; technical problems with the Company’s research and products; the Company’s ability to expand its business through strategic acquisitions; the Company’s ability to integrate acquisitions and related businesses; the effects of current and future U.S. and foreign trade policy and tariff actions; or the inability to carry out research, development and commercialization plans. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures of Adjusted EBITDA, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), and non-GAAP net income (loss), which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

Adjusted EBITDA in this release represents net income or loss, plus interest expense, net, or less interest income, net, less income tax benefit or plus income tax expense, plus depreciation and amortization, plus stock-based compensation expense, plus or minus the change in fair value of earn-out and plus executive transition costs. Non-GAAP gross profit in this release represents gross profit plus non-cash intangible amortization expense. Non-GAAP gross margin in this release represents non-GAAP gross profit divided by revenue. Non-GAAP operating income (loss) in this release represents operating income (loss) adjusted for non-cash intangible amortization expense, change in fair value of earn-out and executive transition expenses. Non-GAAP net income (loss) represents net income (loss) adjusted for non-cash intangible amortization expense, change in fair value of earn-out and executive transition expenses, and adjusted for the income tax effect on reconciling items. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are included in this press release.

These non-GAAP financial measures are presented because the Company believes they are useful indicators of its operating performance. Management uses these measures principally as measures of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating plan and financial projections. The Company believes these measures are useful to investors as supplemental information and because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company also believes these non-GAAP financial measures are useful to its management and investors as a measure of comparative operating performance from period to period. In addition, Adjusted EBITDA is used as a performance metric in the Company’s compensation program.

The non-GAAP financial measures presented in this release should not be considered as an alternative to, or superior to, their respective GAAP financial measures, as measures of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and they should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating non-GAAP financial measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using non-GAAP financial measures on a supplemental basis. The Company’s definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

Tactile Systems Technology, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
	March 31,	December 31,
(In thousands, except share and per share data)	2024	2023
Assets
Current assets
Cash and cash equivalents	$60,706	$61,033
Accounts receivable	40,491	43,173
Net investment in leases	14,324	14,195
Inventories	20,844	22,527
Prepaid expenses and other current assets	4,908	4,366
Total current assets	141,273	145,294
Non-current assets
Property and equipment, net	6,217	6,195
Right of use operating lease assets	18,480	19,128
Intangible assets, net	45,795	46,724
Goodwill	31,063	31,063
Accounts receivable, non-current	6,953	10,936
Deferred income taxes	19,294	19,378
Other non-current assets	2,965	2,720
Total non-current assets	130,767	136,144
Total assets	$272,040	$281,438
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$5,488	$6,659
Note payable	2,956	2,956
Accrued payroll and related taxes	11,023	16,789
Accrued expenses	6,866	5,904
Income taxes payable	725	1,467
Operating lease liabilities	2,740	2,807
Other current liabilities	3,335	4,475
Total current liabilities	33,133	41,057
Non-current liabilities
Note payable, non-current	25,437	26,176
Accrued warranty reserve, non-current	1,645	1,681
Income taxes payable, non-current	495	446
Operating lease liabilities, non-current	17,857	18,436
Total non-current liabilities	45,434	46,739
Total liabilities	78,567	87,796

Stockholders’ equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 23,761,897 shares issued and outstanding as of March 31, 2024; 23,600,584 shares issued and outstanding as of December 31, 2023	24	24
Additional paid-in capital	176,764	174,724
Retained earnings	16,685	18,894
Total stockholders’ equity	193,473	193,642
Total liabilities and stockholders’ equity	$272,040	$281,438

Tactile Systems Technology, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except share and per share data)	2024	2023
Revenue
Sales revenue	$53,307	$52,791
Rental revenue	7,781	6,055
Total revenue	61,088	58,846
Cost of revenue
Cost of sales revenue	14,944	14,642
Cost of rental revenue	2,715	2,736
Total cost of revenue	17,659	17,378
Gross profit
Gross profit - sales revenue	38,363	38,149
Gross profit - rental revenue	5,066	3,319
Gross profit	43,429	41,468
Operating expenses
Sales and marketing	27,357	26,302
Research and development	2,143	2,233
Reimbursement, general and administrative	16,261	15,434
Intangible asset amortization and earn-out	632	1,305
Total operating expenses	46,393	45,274
Loss from operations	(2,964)	(3,806)
Other expense	155	(993)
Loss before income taxes	(2,809)	(4,799)
Income tax benefit	(600)	(2,913)
Net loss	$(2,209)	$(1,886)
Net loss per common share
Basic	$(0.09)	$(0.09)
Diluted	$(0.09)	$(0.09)
Weighted-average common shares used to compute net loss per common share
Basic	23,665,829	21,283,752
Diluted	23,665,829	21,283,752

Tactile Systems Technology, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2024	2023
Cash flows from operating activities
Net loss	$(2,209)	$(1,886)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,634	1,629
Deferred income taxes	84	—
Stock-based compensation expense	2,039	2,023
Loss on disposal of property and equipment and intangibles	—	3
Change in fair value of earn-out liability	—	660
Changes in assets and liabilities, net of acquisition:
Accounts receivable	2,682	3,806
Net investment in leases	(129)	2,349
Inventories	1,683	3,110
Income taxes	(693)	(2,919)
Prepaid expenses and other assets	(787)	(1,056)
Right of use operating lease assets	2	71
Accounts receivable, non-current	3,983	3,078
Accounts payable	(1,396)	(403)
Accrued payroll and related taxes	(5,766)	(5,636)
Accrued expenses and other liabilities	(203)	(5,331)
Net cash provided by (used in) operating activities	924	(502)
Cash flows from investing activities
Purchases of property and equipment	(482)	(241)
Intangible assets expenditures	(20)	(50)
Net cash used in investing activities	(502)	(291)
Cash flows from financing activities
Payments on note payable	(750)	(750)
Proceeds from exercise of common stock options	1	—
Proceeds from issuance of common stock at market	—	34,625
Net cash (used in) provided by financing activities	(749)	33,875
Net (decrease) increase in cash and cash equivalents	(327)	33,082
Cash and cash equivalents – beginning of period	61,033	21,929
Cash and cash equivalents – end of period	$60,706	$55,011

Supplemental cash flow disclosure
Cash paid for interest	$583	$927
Cash paid for taxes	$54	$6
Capital expenditures incurred but not yet paid	$225	$10

The following table summarizes revenue by product line for the three months ended March 31, 2024 and 2023:

	Three Months Ended
	March 31,
(In thousands)	2024	2023
Revenue
Lymphedema products	$52,313	$49,752
Airway clearance products	8,775	9,094
Total	$61,088	$58,846

Percentage of total revenue
Lymphedema products	86%	85%
Airway clearance products	14%	15%
Total	100%	100%

The following table contains a reconciliation of GAAP gross profit and margin to non-GAAP gross profit and margin:

Tactile Systems Technology, Inc.
Reconciliation of Gross Profit and Margin to Non-GAAP Gross Profit and Margin
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands)	2024	2023
Gross profit, as reported	$43,429	$41,468
Gross margin, as reported	71.1%	70.5%
Reconciling items:
Non-cash intangible amortization expense	$316	$314
Non-GAAP gross profit	$43,745	$41,782
Non-GAAP gross margin	71.6%	71.0%

The following table contains a reconciliation of GAAP operating loss to non-GAAP operating loss:

Tactile Systems Technology, Inc.
Reconciliation of GAAP Operating Loss to Non-GAAP Operating Loss
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands)	2024	2023
GAAP operating loss	$(2,964)	$(3,806)
Reconciling items:
Non-cash intangible amortization expense impacting gross profit	$316	$314
Non-cash intangible amortization expense impacting operating expenses	633	645
Change in fair value of earn-out	—	660
Executive transition expenses	315	—
Non-GAAP operating loss:	$(1,700)	$(2,187)

The following table contains a reconciliation of GAAP net loss to non-GAAP net loss:

Tactile Systems Technology, Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands)	2024	2023
GAAP net loss	$(2,209)	$(1,886)
Reconciling items:
Non-cash intangible amortization expense impacting gross profit	$316	$314
Non-cash intangible amortization expense impacting operating expenses	633	645
Change in fair value of earn-out	—	660
Executive transition expenses	315	—
Income tax expense on reconciling items*	(316)	(405)
Non-GAAP net loss	$(1,261)	$(672)
* The effect of income tax on the reconciling items is estimated using the Company's effective statutory tax rate.

The following table contains a reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2024 and 2023, as well as the dollar and percentage change between the comparable periods:

Tactile Systems Technology, Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Increase
	March 31,		(Decrease)
(Dollars in thousands)	2024	2023	$	%
Net loss	$(2,209)	$(1,886)	$(323)	17%
Interest expense, net	(146)	993	(1,139)	(115)%
Income tax (benefit) expense	(600)	(2,913)	2,313	(79)%
Depreciation and amortization	1,634	1,629	5	0%
Stock-based compensation	2,039	2,023	16	1%
Change in fair value of earn-out	—	660	(660)	(100)%
Executive transition costs	315	—	315	—%
Adjusted EBITDA	$1,033	$506	$527	104%

Investor Inquiries:

Sam Bentzinger

Gilmartin Group

investorrelations@tactilemedical.com